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                                                                     Exhibit 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                      CHAMPIONSHIP AUTO RACING TEAMS, INC.



FIRST.

         The name of the corporation is Championship Auto Racing Teams, Inc. (the "Corporation").

SECOND.

         The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

THIRD.

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH.

(a) The total number of shares of stock which the Corporation shall have authority to issue is fifty-five million (55,000,000) shares of Capital Stock.

(b) Of such authorized shares, fifty million (50,000,000) shares shall be designated "Common Stock" and have a par value of $.01 per share.

(c) Of such designated shares, five million (5,000,000) shares shall be designated "Preferred Stock" and have a par value of $.01 per share.

         The Board of Directors of the Corporation is hereby expressly authorized, to the fullest extent now or hereafter permitted by the General Corporation Law of the State of Delaware, at any time and from time to time, to divide the shares of Preferred Stock into one or more series, to establish the number of shares to be included in each such series, to issue in whole or in part the shares of Preferred Stock or the shares of any series thereof, and to fix by resolution or resolutions the designation, powers (voting and otherwise), preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions, if any, of the Preferred Stock or of any series thereof that may be desired.
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FIFTH.

                  The name and mailing address of the incorporator is:


                  The Corporation Trust Company
                  Corporation Trust Center
                  1209 Orange Street
                  Wilmington, DE  19801

SIXTH.

                  The Corporation shall have perpetual existence.

SEVENTH.

                  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Elections of directors need not be by written ballot except and to the extent required by the bylaws of the Corporation.

EIGHTH.

                  Subject to the rights, if any, of the holders of Preferred Stock to take action by written consent, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

NINTH.

                  The bylaws of the Corporation may be altered, amended, or repealed, or new bylaws may be adopted, only by (i) the affirmative vote of the holders of at least sixty-seven percent (67%) of the outstanding voting stock of the Corporation (in addition to any separate class vote that may be required pursuant to the terms of any then outstanding Preferred Stock of the Corporation), or (ii) by resolution of the Board of Directors duly adopted by a vote of not less than a majority of the directors then constituting the full Board of Directors.

TENTH.

(a) Directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified.

(b) The number of directors which constitutes the whole Board of Directors of the Corporation shall be designated, or determined in the manner provided in, the Bylaws of the Corporation.

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(c)      Vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors, or by a sole remaining director.

ELEVENTH.

                  No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that this Article Eleventh does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the filing of this Certificate of Incorporation to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware. Any amendment or repeal of this Article Eleventh, or any adoption of any provision of this Certificate of Incorporation inconsistent with this Article Eleventh, shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such amendment or repeal or adoption of an inconsistent provision.

TWELFTH.

                  The Corporation shall not purchase any shares of the Corporation's Common Stock from any stockholder or stockholders acting as a group, who individually or collectively hold(s) five percent (5%) or more of the Corporation's outstanding Common Stock, not including any treasury stock (individually or collectively referred to in this Article Twelfth as the "Five Percent Holder(s)") at a price higher than the then current fair market value of the Corporation's Common Stock, based on the average of the closing prices of the preceding five (5) trading days, or on terms more favorable, when considered as a whole, than those otherwise available, unless (i) the Corporation makes an offer to all of its other stockholders to purchase from each stockholder the same percentage of that stockholder's Common Stock in the Corporation as the Corporation intends to purchase from the Five Percent Holder(s), at the same price and on the same terms as the Five Percent Holder(s) will receive; or (ii) the holders of a majority of the Corporation's outstanding Common Stock entitled to vote approve of the Corporation's purchase of its Common Stock from the Five Percent Holder(s), at the intended price and upon the intended terms, with the Five Percent Holder(s) not voting on such approval and the Common Stock in the Corporation which is held by the Five Percent Holder(s) not counted as outstanding in calculating the number of votes required for approval.

THIRTEENTH.

                  Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of


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them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the General Corporation Law of the State of Delaware order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

FOURTEENTH.

                  Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of the capital stock required by law or this Certificate of Incorporation, the affirmative vote of the holders of at least sixty-seven percent (67%) of the combined voting power of all of the then outstanding shares of the Corporation entitled to vote shall be required to alter, amend or repeal Articles Eighth, Ninth, Eleventh, Twelfth or Fourteenth or any provision thereof, unless such alteration, amendment or repeal shall be approved by a vote of not less than two-thirds of the directors then constituting the full Board of Directors.

FIFTEENTH.

         The Corporation reserves the right, at any time and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed herein, and all rights conferred upon the stockholders and directors herein are granted subject to this reservation.

         THE UNDERSIGNED, being the incorporator named above, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does hereby make this Certificate of Incorporation and certify that this is my act and deed and that the facts set forth herein are true and, accordingly, has signed this Certificate of Incorporation this ____ day of December, 1997.


                                            By:
                                                                  , Incorporator


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